EXHIBIT ITEM 23(j)

                        Consent of Independent Auditors

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CONSENT OF INDEPENDENT AUDITORS

Seligman Investment Grade Fixed Income Fund, Inc.:

We consent to the use in Post-Effective Amendment No. 1 to Registration Statement No. 333-63546 on Form N-1A of our report dated August 24, 2001 appearing in the Statement of Additional Information, which is incorporated by reference in the Prospectus, which is a part of such Registration Statement, and to the references to us under the captions "Financial Statements" and "General Information - Auditors" in the Statement of Additional Information.



DELOITTE & TOUCHE LLP
New York, New York
November 28, 2001